Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Amendment #3 to the Registration Statement on Form S-1 of our report signed under our former name of “Liggett, Vogt & Webb P.A.” dated June 4, 2015 relating to the December 31, 2014 financial statements of Hometown International, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

Liggett & Webb, P.A. (F/K/A LIGGETT, VOGT &WEBB P.A.)
Certified Public Accountants

Boynton Beach, Florida
January 11, 2016